EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc. and subsidiaries
Narberth, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements No. 333-129894, No. 333-25855 and No. 333-135226 on Form S-8 of Royal Bancshares of Pennsylvania, Inc. and subsidiaries of our report dated March 27, 2014, relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. appearing in Royal Bancshares of Pennsylvania, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ ParenteBeard LLC

ParenteBeard LLC
Philadelphia, Pennsylvania
March 27, 2014